SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                January 21, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other               Commission               IRS Employer
jurisdiction                 File Number              Identification
of incorporation                                      Number

Delaware                       1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On January 21, 2004 registrant issued a press release entitled "Halliburton To Issue $500 Million of Senior Notes In A Private Offering."

         The text of the press release is as follows:

     HALLIBURTON TO ISSUE $500 MILLION OF SENIOR NOTES IN PRIVATE OFFERING

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today the pricing of an offering of $500 million aggregate principal amount of senior notes to certain institutional investors in a transaction that is exempt from the registration requirements of the Securities Act of 1933.

The company is selling $500 million principal amount of senior notes bearing interest at a floating rate of LIBOR plus 75 basis points and maturing on January 26, 2007. The floating rate notes will be redeemable, at Halliburton's option, in whole or in part, on or after January 26, 2005 for an amount equal to 100% of the principal amount plus accrued and unpaid interest. The offering is expected to close January 26, 2004.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of these securities will be made only by means of a private offering memorandum. The offering is being made within the United States only to qualified institutional buyers and to persons outside the United States. The senior notes have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration requirements.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by government agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 as amended by Form 10-K/A filed on January 15, 2004, Form 10-Q for the quarter ended September 30, 2003, and Form 8-K filed on October 28, 2003 for a more complete discussion of such risk factors.

                                       ###
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     January 21, 2004             By: /s/ Margaret E. Carriere
                                          ---------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary